                                                                    Exhibit H(1)

                                   [_] Shares
                Salomon Brothers Emerging Markets Debt Fund Inc.
                                  Common Stock
                             UNDERWRITING AGREEMENT

                                                   November [_], 2003

Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Wachovia Capital Markets, LLC
Advest, Inc.
Wedbush Morgan Securities Inc.

As Representatives of the Several Underwriters
   c/o Citigroup Global Markets Inc.
       388 Greenwich Street
       New York, New York 10013

Dear Sirs:

     The undersigned, Salomon Brothers Emerging Markets Debt Fund Inc., a Maryland corporation (the "Fund") and Salomon Brothers Asset Management Inc, a Delaware corporation (the "Investment Manager"), address you as the underwriters and as the representatives ("Representatives") of each of the other persons, firms and corporations, if any, listed in Schedule I hereto (the "Underwriters"). The Fund proposes to issue and sell an aggregate of [_] shares of its common stock, $0.001 par value per share, to the several Underwriters (the "Firm Shares"). The Fund also proposes to sell upon the terms and conditions contained in Section 2 hereof, up to [_] additional common shares (the "Additional Shares," which together with the Firm Shares are hereinafter collectively referred to as the "Shares"). The Fund and the Investment Manager wish to confirm as follows their agreements with you and the other several Underwriters, in connection with the several purchases of the Shares by the Underwriters.

     Collectively, the Investment Management Agreement dated as of November 7, 2003 between the Fund and the Investment Manager (the "Investment Management Agreement"); the Master Custodian Agreement dated as of June 29, 2001 among certain management investment companies and State Street Bank and Trust Company (the "Custodian Agreement"); and the Transfer Agency and Services Agreement dated as of November [25], 2003 between the Fund and PFPC Inc. are hereinafter referred to as the "Fund Agreements." The Investment Management Agreement and the Additional Compensation Agreement dated as of November [25], 2003 are collectively referred to as the "Manager Agreements." This Underwriting Agreement is hereinafter referred to as the "Agreement."

1. REGISTRATION STATEMENT AND PROSPECTUS. The Fund has prepared and filed with the Securities and Exchange Commission (the "Commission") in conformity with the provisions of the Securities Act of 1933, as amended (the "1933 Act"), the Investment Company Act of 1940, as amended (the "1940 Act"), and the published rules and regulations of the Commission promulgated under the 1933 Act (the "1933 Act Rules and Regulations") and the 1940 Act (the "1940 Act Rules and Regulations" and, together with the 1933 Act Rules and Regulations, the "Rules and Regulations") a registration statement on Form N-2 (File Nos. 333-105190 and 811-21343), under the 1933 Act and the 1940 Act (the "Registration Statement"), including a prospectus relating to the Shares. The Fund also has filed a notification of registration of the Fund as an investment company under the 1940 Act on Form N-8A (the "1940 Act Notification"). The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective under the 1933 Act or, if the registration statement became effective under the 1933 Act prior to the execution of this Agreement, as amended or supplemented at the time it became effective prior to the execution of this Agreement, and includes any information deemed to be included by Rule 430A under the 1933 Act Rules and Regulations. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed under the 1933 Act and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If the Fund has filed an abbreviated registration statement to register an additional amount of Shares pursuant to Rule 462(b) under the 1933 Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall include such Rule 462 Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus and statement of additional information in the forms included in the Registration Statement or, if the prospectus and statement of additional information included in the Registration Statement omit information in reliance on Rule 430A under the 1933 Act Rules and Regulations and such information is included in a prospectus and statement of additional information filed with the Commission pursuant to Rule 497(h) under the 1933 Act Rules and Regulations, the term "Prospectus" as used in this Agreement means the prospectus and statement of additional information in the forms included in the Registration Statement as supplemented by the addition of the information contained in the prospectus and the statement of additional information filed with the Commission pursuant to Rule 497(h). The term "Prepricing Prospectus" as used in this Agreement means the prospectus and statement of additional information subject to completion in the forms included in the Registration Statement at the time of the filing of Pre-Effective Amendment No. 1 to the Registration Statement with the Commission on October 7, 2003 and Pre-Effective Amendment No. 2 to the Registration Statement with the Commission on October 27, 2003 and as such prospectus and statement of additional information shall have been amended from time to time prior to the date of the Prospectus, together with any other prospectus and statement of additional information relating to the Fund other than the

Prospectus approved in writing by or directly or indirectly prepared by the Fund or the Investment Manager; it being understood that the definition of Prepricing Prospectus above shall not include any Prepricing Prospectus prepared by the Underwriters unless approved in writing by the Fund or the Investment Manager. The terms "Registration Statement," "Prospectus" and "Prepricing Prospectus" shall also include any financial statements incorporated by reference therein.

          The Fund has furnished Citigroup Global Markets Inc., on behalf of the Representatives, with copies of such registration statement, each amendment to such registration statement filed with the Commission and each Prepricing Prospectus, and the Representatives have provided the same to the other Underwriters.

2. AGREEMENTS TO SELL AND PURCHASE. The Fund hereby agrees, subject to all the terms and conditions set forth herein, to issue and to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Fund and the Investment Manager herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Fund, at a purchase price of $19.10 per Share, the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto.

          The Fund also agrees, subject to all the terms and conditions set forth herein, to issue and to sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Fund and the Investment Manager herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Fund, at a purchase price of $19.10 per Share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 A.M., New York City time, on the 45/th/ day after the date of the Prospectus (or if such 45/th/ day shall be a Saturday or a Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange (the "NYSE") is open for trading), up to an aggregate of [_] Additional Shares. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, upon the basis of the representations, warranties and agreements of the Fund and the Investment Manager herein contained and subject to all of the other terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Fund the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) which bears approximately the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I (or such number of Firm Shares increased as set forth in Section 11 hereof) bears to the aggregate number of Firm Shares.

3. TERMS OF PUBLIC OFFERING. The Fund and the Investment Manager have been advised by you that the Underwriters propose to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR.

   (a) Delivery to the Underwriters of and payment to the Fund for the Firm Shares shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, or through the facilities of the Depository Trust Company or at another mutually agreeable facility, at 9:30 A.M., New York City time, on November [25], 2003 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Fund.

   (b) Delivery to the Underwriters of, and payment to the Fund for, any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Skadden, Arps, Slate, Meagher & Flom LLP or through the facilities of the Depository Trust Company or another mutually agreeable facility at such time on such date (an "Option Closing Date"), which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than two nor later than three business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Fund of the Underwriters' determination to purchase a number, specified in said notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Additional Shares may be varied by agreement between you and the Fund.

   (c) Certificates for the Firm Shares and for any Additional Shares shall be registered in such names and in such denominations as you shall request prior to 1:00 P.M., New York City time, (i) in respect of the Firm Shares, on the second business day preceding the Closing Date and (ii) in respect of Additional Shares, on the day of the giving of the written notice in respect of such Additional Shares. Such certificates will be made available to you in New York City for inspection and packaging not later than 9:00 A.M., New York City time, on the business day next preceding the Closing Date or any Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, through the facilities of the Depository Trust Company or another mutually agreeable facility against payment of the purchase price therefor in immediately available funds to the order of the Fund.

5. AGREEMENTS OF THE FUND AND THE INVESTMENT MANAGER. The Fund and the Investment Manager, jointly and severally, agree with the Underwriters as follows:

   (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective under the 1933 Act before the offering of the Firm Shares may commence, the Fund will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective under the 1933 Act as soon as possible. If the Registration Statement has become effective and the Prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A of the 1933 Act Rules and Regulations, the Fund will file a prospectus including such information pursuant to Rule 497(h) of the 1933 Act Rules and Regulations, as promptly as practicable, but no later than the second business day following the earlier of the date of the determination of the offering price of the Shares or the date the Prospectus is first used after the effective date of the Registration Statement. If the Registration Statement has become effective and the Prospectus contained therein does not so omit such information, the Fund will file a Prospectus pursuant to Rule 497(c) or (j) of the 1933 Act Rules and Regulations as promptly as practicable, but no later than the fifth business day following the date of the later of the effective date of the Registration Statement or the commencement of the public offering of the Shares after the effective date of the Registration Statement. The Fund will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing (i) when the Registration Statement or such post-effective amendment has become effective and (ii) when the Prospectus has been timely filed pursuant to Rule 497(c) or Rule 497(h) of the 1933 Act Rules and Regulations or the certification permitted pursuant to Rule 497(j) of the 1933 Act Rules and Regulations has been timely filed, whichever is applicable.

     (b) For a period of three years from the date hereof, unless otherwise provided herein, the Fund will advise you promptly and, if requested by you, will confirm such advice in writing:

          (i) of any request made by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing) or for additional information,

          (ii) of the issuance by the Commission, the National Association of Securities Dealers, Inc. (the "NASD"), any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official of any order suspending the effectiveness of the Registration Statement, prohibiting or suspending the use of the Prospectus or any Prepricing Prospectus, or any sales material (as hereinafter defined), of any notice pursuant to Section 8(e) of the 1940 Act, of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purposes,

          (iii) of receipt by the Fund, the Investment Manager, any affiliate of the Fund or the Investment Manager or any representative or attorney of the Fund or the Investment Manager of any other material communication from the Commission, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official relating to the Fund, the Registration Statement, the 1940 Act Notification, the Prospectus, any Prepricing Prospectus, any sales material (as herein defined) (or any amendment or supplement to any of the foregoing) or this Agreement or any of the Fund Agreements, and

          (iv) within the period of time referred to in paragraph (f) below, of any material adverse change in the condition (financial or other), assets or results of operations of the Fund or any event which should reasonably be expected to have a material adverse effect on the ability of the Investment Manager to perform its obligations under this Agreement and the Manager Agreements (in either case, other than as a result of changes in market conditions generally) or of the happening of any other event which makes any statement of a material fact made in the Registration Statement or the Prospectus, or any Prepricing Prospectus or any sales material (as hereinafter defined) (or any amendment or supplement to any of the foregoing) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus, or any Prepricing Prospectus or any sales material (as herein defined) (or any amendment or supplement to any of the foregoing) in order to state a material fact required by the 1933 Act, the 1940 Act or the Rules and Regulations to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made), not misleading or of the necessity to amend or supplement the Registration Statement, the Prospectus, or any Prepricing Prospectus or any sales material (as herein defined) (or any amendment or supplement to any of the foregoing) to comply with the 1933 Act, the 1940 Act, the Rules and Regulations or any other law or order of any court or regulatory body. If at any time the Commission, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official shall issue any order suspending the effectiveness of the Registration Statement, prohibiting or suspending the use of the Prospectus or any sales material (as herein defined) (or any amendment or supplement to any of the foregoing) or suspending the qualification of the Shares for offering or sale in any jurisdiction, the Fund will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

     (c) The Fund will furnish to you, without charge, one signed copy of the Registration Statement and the 1940 Act Notification as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request.

     (d) Within five years from the date hereof, the Fund will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus, any Prepricing Prospectus, or any sales material (as herein defined), of which you shall not previously have been advised or to which you shall reasonably object after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required by the 1933 Act to be delivered in connection with sales by the Underwriters or any dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), without delivering a copy of such information, documents or reports to you prior to or concurrently with such filing.

     (e) Prior to the execution and delivery of this Agreement, the Fund has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Fund consents to the use, in accordance with the provisions of the 1933 Act and with the state securities or blue sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by dealers, prior to the date of the Prospectus, of the Prepricing Prospectus contained in Pre-Effective Amendment No. 1 and Pre-Effective Amendment No. 2 to the Registration Statement so furnished by the Fund.

     (f)  (i)   As soon after the execution and delivery of this Agreement as practicable and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the 1933 Act to be delivered in connection with sales of Shares by the Underwriters or any dealer, the Fund will, as promptly as practicable, deliver to the Underwriters and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Underwriters may reasonably request. The Fund consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the 1933 Act and with the state securities or blue sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the 1933 Act to be delivered in connection with sales by the Underwriters or any dealer.

          (ii) If during such period of time any event shall occur that in the judgment of the Fund or in the opinion of counsel for the Underwriters is required to be set forth in the Registration Statement or the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, or if it is necessary to supplement or amend the Registration Statement or the Prospectus to comply with the 1933 Act, the 1940 Act, the Rules and Regulations or any other federal law, rule or regulation, or any state securities or blue sky disclosure laws, rules or regulations, the Fund will forthwith prepare and, subject to the provisions of paragraph (d) above, promptly file with the Commission an appropriate supplement or amendment thereto, and will, as promptly as practicable, furnish to the Underwriters and dealers, without charge, a reasonable number of copies thereof; provided, if the amendment or supplement is required solely as a result of a misstatement in or omission from any information provided to the Fund by the Underwriters, the Fund may deliver such amendment or supplement at cost.

          (iii) In the event that the Fund and the Underwriters agree that the Registration Statement or the Prospectus should be amended or supplemented, the Fund, if in the opinion of counsel to the Underwriters it is required by law or any national securities exchange on which the Shares are listed, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement or will otherwise appropriately disseminate the required information.

     (g) The Fund will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or blue sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Fund be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

     (h) No later than the last day of the 18/th/ full calendar month following the calendar quarter in which the effective date of the Registration Statement falls, the Fund will make generally available to its security holders an earnings statement (which need not be audited) satisfying the provisions of
Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and
Regulations.

     (i) During the period of three years after the date of this Agreement, the Fund will furnish to you (i) as soon as available, a copy of each report of the Fund mailed to stockholders or filed with the Commission or furnished to the NYSE other than reports on Form N-SAR, and (ii) from time to time such other information concerning the Fund as you as Representatives of the Underwriters may reasonably request.

     (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the third paragraph of Section 11(b) hereof or by notice given by the Underwriters terminating this Agreement pursuant to Section 11 or Section 12 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Fund or the Investment Manager to comply with any material term or fulfill any material condition of this Agreement required to be complied with or fulfilled by them, the Fund and the Investment Manager, jointly and severally, agree to reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

     (k) The Fund will apply the net proceeds from the sale of the Shares in accordance with the description set forth in the Prospectus and in such a manner as to comply with the investment objectives, policies and restrictions of the Fund as described in the Prospectus.

     (l) Except as stated in this Agreement and in the Prepricing Prospectus and the Prospectus, neither the Fund nor the Investment Manager have taken, nor will they take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities issued by the Fund to facilitate the sale or resale of the Shares.

     (m) The Fund and the Investment Manager will use commercially reasonable efforts to perform all of the agreements required of them and discharge all conditions to closing as set forth in this Agreement.

     (n) The Fund will comply with the undertaking set forth in paragraph 6 of
Item 33 of Part C of the Registration Statement.

     (o) The Fund will use its reasonable best efforts to have the Shares listed, subject to notice of issuance, on the NYSE concurrently with the effectiveness of the Registration Statement and to comply with the rules and regulations of such exchange.

     (p) Except as provided in this Agreement or pursuant to any dividend reinvestment plan of the Fund in effect on the date hereof, the Fund and the Investment Manager will not sell, contract to sell or otherwise dispose of, any Common Shares, as defined below, or any securities convertible into or exercisable or exchangeable for shares of common stock of the Fund, par value $0.001 per share (the "Common Shares"), or grant any options or warrants to purchase Common Shares, for a period of 180 days after the date of the Prospectus, without the prior written consent of Citigroup Global Markets Inc.

     (q) The Fund will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its best efforts to cause the Fund's directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

6. REPRESENTATIONS AND WARRANTIES OF THE FUND AND THE INVESTMENT MANAGER. The Fund and the Investment Manager, jointly and severally, represent and warrant to the Underwriters that:

     (a) Each Prepricing Prospectus included as part of Pre-Effective Amendment No. 1 and Pre-Effective Amendment No. 2 to the Registration Statement or as part of any amendment or supplement thereto complied when so filed with the Commission in all material respects with the applicable provisions of the 1933 Act, the 1940 Act and the Rules and Regulations, except that this representation and warranty does not apply to statements in or omissions from a Prepricing Prospectus made in reliance upon and in conformity with information relating to the Underwriters furnished to the Fund in writing by or on behalf of the Underwriters expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

     (b) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 497 of the 1933 Act Rules and Regulations and the 1940 Act Notification when originally filed with the Commission and any amendment or supplement thereto when filed with the Commission, complied or will comply in all material respects with the provisions of the 1933 Act, the 1940 Act and the Rules and Regulations and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Underwriters furnished to the Fund in writing by or on behalf of the Underwriters expressly for use therein.

     (c) All the outstanding Common Shares have been duly authorized and validly issued by the Fund, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued by the Fund, fully paid and nonassessable and free of any preemptive or similar rights and will conform in all material respects to the description thereof in the Registration Statement and the Prospectus (and any amendment or supplement to either of them); and the capitalization of the Fund conforms in all material respects to the description thereof in the Registration Statement and the Prospectus (and any amendment or supplement to either of them). The authorized capital stock of the Fund consists of 100,000,000 Common Shares, of which 5,246.590 shares are outstanding.

     (d) The Fund is a corporation duly incorporated and validly existing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement to either of them), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), assets or results of operations, whether or not arising in the ordinary course of business (a "Material Adverse Effect") of the Fund; and the Fund has no subsidiaries.

     (e) There are no legal or governmental proceedings pending or, to the knowledge of the Fund, threatened, against the Fund, or to which the Fund or any of its properties is subject, that are required to be described in the Registration Statement or the Prospectus (and any amendment or supplement to either of them) but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (and any amendment or supplement to either of them) or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the 1933 Act, the 1940 Act or the Rules and Regulations.

     (f) The Fund is not in violation of its Charter (the "Charter") or Bylaws (the "Bylaws"), or other organizational documents or of any law, ordinance, administrative or governmental rule or regulation applicable to the Fund, or of any decree of the Commission, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court or governmental agency, body or official having jurisdiction over the Fund, or in default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties may be bound, except where such violation or default does not have a Material Adverse Effect.

     (g) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement or any of the Fund Agreements by the Fund, nor the consummation by the Fund of the transactions contemplated hereby or thereby (1) requires any consent, approval, authorization or other order of, or registration or filing with, the Commission, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court, regulatory body, administrative agency or other governmental body, agency or official having jurisdiction over the Fund (except such as may have been obtained or made prior to the date hereof and such as may be required for compliance with the state securities or blue sky laws of various jurisdictions which have been or will be effected in accordance with this Agreement, and except for compliance with the filing requirements of the NASD Division of Corporate Finance) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the Charter, the Bylaws or other organizational documents of the Fund or
(2) conflicts or will conflict with or constitutes or will constitute a material breach of, or a default under, any material agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties may be bound, or violates or will violate any material statute, law, regulation or judgment, injunction, order or decree applicable to the Fund or any of its properties, or will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject. The Fund is not subject to any order of any court or of any arbitrator, governmental authority or administrative agency.

     (h) The accountants, PricewaterhouseCoopers LLP, who have certified or shall certify the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement to either of them) have represented to the Fund that they are independent public accountants as required by the 1933 Act, the 1940 Act and the Rules and Regulations.

     (i) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement to either of them), present fairly in all material respects the financial position of the Fund on the basis stated or incorporated by reference in the Registration Statement and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) in all material respects are accurately presented.

     (j) The Fund, subject to the Registration Statement having been declared effective and the filing of the Prospectus under Rule 497 under the 1933 Act Rules and Regulations, has taken all required action under the 1933 Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the Shares as contemplated by this Agreement.

     (k) The execution and delivery of, and the performance by the Fund of its obligations under, this Agreement and the Fund Agreements have been duly and validly authorized by the Fund, and this Agreement and the Fund Agreements have been duly executed and delivered by the Fund and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by considerations of public policy and subject to the qualification that the enforceability of the Fund's obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, liquidation, receivership, conservatorship, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and fair dealing.

     (l) Except as disclosed in or contemplated by the Registration Statement and the Prospectus (or any amendment or supplement to either of them), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), the Fund has not entered into any transaction, incurred any liability or obligation, direct or contingent, that is material to the Fund, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Fund, or any material adverse change, or any development involving or which may reasonably be expected to involve a Material Adverse Effect.

     (m) The Fund has not distributed and, prior to the later to occur of (1) the Closing Date and (2) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials permitted by the 1933 Act, the 1940 Act or the Rules and Regulations.

     (n) (i)   The Fund has such permits, licenses, franchises and
authorizations of governmental or regulatory authorities ("Permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus (and any amendment or supplement thereto), subject to such qualifications as may be set forth in the Prospectus;

         (ii) the Fund has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Fund under any such Permit, subject in each case to such qualification as may be set forth in the Prospectus (and any amendment or supplement thereto); and



         (iii) except as described in the Prospectus (and any amendment or supplement thereto), none of such Permits contains any restriction that is materially burdensome to the Fund, except where the failure of (i), (ii) or
(iii) to be accurate would not, individually or in the aggregate, have a Material Adverse Effect.

     (o) The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that:

         (i) transactions in portfolio securities are executed in accordance with management's general or specific authorization and with the applicable requirements of the 1940 Act, the 1940 Act Rules and Regulations and the Internal Revenue Code of 1986, as amended (the "Code");

         (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the 1940 Act Rules and Regulations;

         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and

         (iv) the recorded account for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (p) To the Fund's knowledge, neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of such funds is of a character required to be disclosed in the Prospectus and that is not so disclosed.

     (q) The Fund has not, and has not been required to, file any tax returns.

     (r) No holder of any security of the Fund has any right to require registration of Common Shares or any other security of the Fund because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.

     (s) Except for the Additional Shares, Common Shares to be issued pursuant to the Fund's dividend reinvestment plan and as otherwise described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and the Fund has no agreement to issue, any shares of capital stock of the Fund or any security convertible into or exchangeable or exercisable for shares of capital stock of the Fund.

     (t) The conduct by the Fund of its business (as described in the Prospectus) does not require the Fund to be the owner, possessor or licensee of any patents, patent licenses, trademarks, service marks or trade names (collectively, "Intellectual Property") which it does not own, possess or license, except where the failure to own, possess or license such Intellectual Property should not reasonably be expected to have a Material Adverse Effect.

     (u) The Fund is duly registered under the 1940 Act as a closed-end, non-diversified management investment company and the 1940 Act Notification has been duly filed with the Commission and, at the time of filing, and at the time of filing of any amendment or supplement thereto, conformed in all material respects with all applicable provisions of the 1940 Act and the 1940 Act Rules and Regulations. The Fund is, and at all times through the completion of the transactions contemplated hereby, will be, in compliance in all material respects with the terms and conditions of the 1933 Act and the 1940 Act. No person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the 1940 Act Rules and Regulations and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission promulgated under the Advisers Act (the "Advisers Act Rules and Regulations"). The Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement (or any amendment or supplement to either of them).

     (v) Except as stated in this Agreement and in the Prospectus (and any amendment or supplement thereto), the Fund has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities issued by the Fund to facilitate the sale or resale of the Shares, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund.

     (w) The Fund has filed in a timely manner each document or report required to be filed by it pursuant to the 1934 Act and the rules and regulations of the Commission promulgated thereunder (the "1934 Act Rules and Regulations"); each such document or report at the time it was filed conformed to the requirements of the 1934 Act and the 1934 Act Rules and Regulations; and none of such documents or reports when filed contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (x) All advertising, sales literature or other promotional material (including "prospectus wrappers") intended for public distribution and authorized in writing by or prepared by the Fund or the Investment Manager for use in connection with the offering and sale of the Shares (collectively, "sales material") complied and comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the NASD and no such sales material, when read together with the Prospectus, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No advertising, sales literature or other promotional material (including "broker kits," "road show slides" and "road show scripts") not intended for public distribution and authorized in writing by or prepared by the Fund or the Investment Manager for use in connection with the offering and sale of the Shares was or is, when read together with the Prospectus, materially false or misleading.

     (y) Each of this Agreement and each Fund Agreement complies in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations.

     (z) The Fund intends to direct the investment of the proceeds of the offering in such a manner as to comply with the requirements of Subchapter M of the Code.

     (aa) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no director of the Fund is an "interested person" (as defined in the 1940 Act) of the Fund or an "affiliated person" (as defined in the 1940 Act) of any Underwriter listed in
Schedule I hereto.

     (bb) The Shares have been duly approved for listing upon notice of issuance on the NYSE and the Fund's Registration Statement on Form 8-A under the 1934 Act has become effective. The form of the certificate for the Shares conforms to the requirements of the NYSE.

     (cc) The Fund and, to the best of the Fund's knowledge, each of the Fund's directors and officers, in their capacities as such, are not in material violation of the applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including Sections 302 and 906 related to certifications.

     (dd) Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Fund and, to the knowledge of the Fund, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

          "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

     (ee) To the best of the Fund's knowledge, the operations of the Fund are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of The Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the best knowledge of the Fund, threatened.

       (ff) Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

7. REPRESENTATIONS AND WARRANTIES OF THE INVESTMENT MANAGER. The Investment Manager represents and warrants to the Underwriters as follows:

       (a) The Investment Manager is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement to either of them), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or to qualify does not have a material adverse effect on the condition (financial or other), assets or results of operations of the Investment Manager or on the ability of the Investment Manager to perform its obligations under this Agreement and the Manager Agreements.

       (b) The Investment Manager is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Advisers Act Rules and Regulations, the 1940 Act or the 1940 Act Rules and Regulations from acting under the Manager Agreements for the Fund as contemplated by the Prospectus (or any amendment or supplement thereto). There does not exist any proceeding which should reasonably be expected to have a material adverse effect on the registration of the Investment Manager with the Commission.

       (c) There are no legal or governmental proceedings pending or, to the knowledge of the Investment Manager, threatened against the Investment Manager, or to which the Investment Manager or any of its properties is subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement to either of them) but are not described as required or that should reasonably be expected to have a material adverse effect on the condition (financial or other), assets or results of operations of the Investment Manager or on the ability of the Investment Manager to perform its obligations under this Agreement and the Manager Agreements.

       (d) Neither the execution, delivery or performance of this Agreement or the Manager Agreements by the Investment Manager, nor the consummation by the Investment Manager of the transactions contemplated hereby or thereby:

             (i) requires the Investment Manager to obtain any consent, approval, authorization or other order of, or registration or filing with, the Commission, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court, regulatory body, administrative agency or other governmental body, agency or official having jurisdiction over the Investment Manager or conflicts or will conflict with or constitutes or will constitute a material breach of or a default under the articles of incorporation, bylaws, or other organizational documents, of the Investment Manager; or

             (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Investment Manager is a party or by which it or any of its properties may be bound, or violates or will violate any statute, law, regulation or judgment, injunction, order or decree applicable to the Investment Manager or any of its properties or will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Investment Manager pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Investment Manager is subject, except in any case under clause (i) or (ii) as should not reasonably be expected to have a material adverse effect on the ability of the Investment Manger to perform its obligations under the Manager Agreements. The Investment Manager is not subject to any order of any court or of any arbitrator, governmental authority or administrative agency.

       (e) The Investment Manager has full power and authority to enter into this Agreement and the Manager Agreements; the execution and delivery of, and the performance by the Investment Manager of its obligations under, this Agreement and the Manager Agreements have been duly and validly authorized by the Investment Manager; and this Agreement and the Manager Agreements have been duly executed and delivered by the Investment Manager and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and legally binding agreements of the Investment Manager, enforceable against the Investment Manager in accordance with their terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by considerations of public policy and subject to the qualification that the enforceability of the Investment Manager's obligations hereunder and thereunder may be limited by bankruptcy, insolvency, liquidation, receivership, conservatorship, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and fair dealing.

       (f) The Investment Manager has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus (or any amendment or supplement thereto) and under this Agreement and the Manager Agreements.

       (g) The description of the Investment Manager in the Registration Statement and the Prospectus (and any amendment or supplement thereto) complied and complies in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

       (h) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), there has not occurred any event that should reasonably be expected to have a material adverse effect on the ability of the Investment Manager to perform its obligations under this Agreement and the Manager Agreements.

       (i) The Investment Manager has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Investment Manager Permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus (and any amendment or supplement thereto) except to the extent that the failure to so have should not reasonably be expected to have a material adverse effect on the ability of the Investment Manager to perform its obligation under the Manager Agreements.

       (j) The Investment Manager has fulfilled and performed all its material obligations with respect to such Investment Manager Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Investment Manager under any such Investment Manager Permit, except where the revocation, termination or impairment of the Investment Manager's rights under such Investment Manager Permits should not reasonably be expected to have a material adverse effect on the ability of the Investment Manager to perform its obligations under the Manager Agreements.

       (k) Except as stated in this Agreement and in the Prospectus (and in any amendment or supplement thereto), the Investment Manager has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities issued by the Fund to facilitate the sale or resale of the Shares, and the Investment Manager is not aware of any such action taken or to be taken by any affiliates of the Investment Manager.

       (l) In the event that the Fund or the Investment Manager makes available any promotional materials regarding the Fund intended for use only by qualified broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Investment Manager will install and maintain pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than qualified broker-dealers and registered representatives thereof.

       (m) This Agreement and the Manager Agreements comply in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations.

8.     INDEMNIFICATION AND CONTRIBUTION.

       (a) The Fund and the Investment Manager, jointly and severally, agree to indemnify and hold harmless each of you and each of the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any sales material, Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted there from in reliance upon and in conformity with the information furnished in writing to the Fund by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a)(i) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent by the Underwriters as required to such person within the time required by the 1933 Act and the 1933 Act Rules and Regulations, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in such Prospectus, provided that the Fund has delivered such Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Fund or the Investment Manager may otherwise have.

       (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Fund or the Investment Manager, such Underwriter or such controlling person shall promptly notify the Fund or the Investment Manager, and the Fund or the Investment Manager shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Fund or the Investment Manager has agreed in writing to pay such fees and expenses,

(ii) the Fund and the Investment Manager have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Fund or the Investment Manager and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Fund or the Investment Manager by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Fund and the Investment Manager shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person).

             It is understood, however, that the Fund and the Investment Manager shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by the Underwriters, and that all such fees and expenses shall be reimbursed as they are incurred. The Fund and the Investment Manager shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Fund and the Investment Manager agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

       (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Fund and the Investment Manager, their directors, their partners, any officers who sign the Registration Statement, and any person who controls the Fund or the Investment Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Fund and the Investment Manager to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Fund or the Investment Manager, any of their directors, any of their partners, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Fund and the Investment Manager by paragraph (b) above (except that if the Fund or the Investment Manager shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Fund or the Investment Manager, their directors, their partners, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

       (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses

              (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Manager on the one hand (treated jointly for this purpose as one person) and the Underwriters on the other from the offering of the Shares, or

              (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Manager on the one hand (treated jointly for this purpose as one person) and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

                    The relative benefits received by the Fund and the Investment Manager on the one hand (treated jointly for this purpose as one person) and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fund bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Fund and the Investment Manager on the one hand (treated jointly for this purpose as one person) and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund and the Investment Manager on the one hand (treated jointly for this purpose as one person) or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       (e) The Fund, the Investment Manager and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Shares set forth opposite their names in Schedule I hereto (or such numbers of Shares increased as set forth in Section 11 hereof) and not joint.

       (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

       (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Fund and the Investment Manager set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Fund, the Investment Manager, their directors, partners or officers, or any person controlling the Fund or the Investment Manager, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.

A successor to any Underwriter or any person controlling any Underwriter, or to the Fund, the Investment Manager, their directors, partners or officers, or any person controlling the Fund or the Investment Manager shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 8.

9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Shares hereunder are subject to the accuracy of and compliance with the representations, warranties and agreements of and by the Fund and the Investment Manager contained herein on and as of the date hereof, the date on which the Registration Statement becomes or became effective, the date of the Prospectus (and of any amendment or supplement thereto), the Closing Date and, with respect to any Additional Shares, any Option Closing Date; to the accuracy and completeness of all statements made by the Fund, the Investment Manager or any of their officers in any certificate delivered to the Representatives or their counsel pursuant to this Agreement; and to the following conditions:

       (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Underwriters, and all filings, if any, required by Rules 497 and 430A under the 1933 Act and the 1933 Act Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or order pursuant to Section 8(e) of the 1940 Act shall have been issued and no proceeding for those purposes shall have been instituted or, to the knowledge of the Fund or the Investment Manager or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

       (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change or any development involving a prospective change in or affecting the condition (financial or other), assets, or results of operations of the Fund or the Investment Manager not contemplated by the Prospectus (or any amendment or supplement thereto), which in the Underwriters' opinion would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Fund or the Investment Manager or any officer, partner or director of the Fund or the Investment Manager which makes any statement made in the Prospectus (or any amendment or supplement thereto) untrue or which, in the opinion of the Fund and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus (or any amendment or supplement thereto) in order to state a material fact required by the 1933 Act, the 1940 Act or the Rules and Regulations or any other law to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if amending or supplementing the Prospectus (or any amendment or supplement thereto) to reflect such event or development would, in the Underwriters' opinion, materially adversely affect the market for the Shares.

       (c)    (i)   You shall have received on the Closing Date an opinion and a letter of Simpson Thacher & Bartlett LLP, counsel for the Fund, dated the Closing Date and addressed to you as Representatives of the several Underwriters, substantially to the effect set forth in Exhibits A1 and A2, respectively, hereto. Insofar as the opinion and letter contained therein relate to or are dependent upon matters governed by Maryland law, Simpson Thacher & Bartlett LLP will be permitted to rely on the opinion of Piper Rudnick LLP.

              (ii) You shall have received on the Closing Date an opinion of Piper Rudnick LLP, special Maryland counsel for the Fund, dated the Closing Date and addressed to you as Representatives of the several Underwriters, substantially to the effect set forth in Exhibit B hereto.

              (iii) You shall have received on the Closing Date an opinion of Robert I. Frenkel, General Counsel for Citigroup Asset Management Inc., counsel to the

Investment Manager, dated the Closing Date and addressed to you as Representatives of the several Underwriters, substantially to the effect set forth in Exhibit C hereto.

       (d) You shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher and Flom LLP, counsel for the Underwriters, dated the Closing Date and addressed to you as Representatives of the several Underwriters, with respect to such matters as the Underwriters may reasonably request and the Fund and the Investment Manager and their respective counsels shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. It is agreed that Skadden, Arps, Slate, Meagher and Flom LLP may rely on the opinions of Piper Rudnick LLP to the extent those opinions relate to or are dependent upon matters governed by the laws of the State of Maryland.

       (e) You shall have received letters addressed to you, as Representatives of the several Underwriters, dated the date hereof and the Closing Date, from PricewaterhouseCoopers LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

       (f)    (i)   All the representations and warranties of the Fund and the
Investment Manager in this Agreement that are qualified by a materiality standard are true and correct, and all the representations and warranties of the Fund and the Investment Manager contained in this Agreement that are not so qualified shall be true and correct in all material respects, on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Underwriters shall have received a certificate from each of the Fund and the Investment Manager, dated the Closing Date and signed by the chief executive officer and the chief financial officer of each of the Fund and the Investment Manager (or such other officers as are acceptable to you), to the effect set forth in Section 9(h), as the case may be, hereof;

              (ii) there shall not have been, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change (other than as a result of changes in market conditions generally or the market for fixed income or emerging markets securities generally) in the condition (financial or other), assets or results of operations of the Fund or the Investment Manager;

              (iii) no order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus (or any amendment or supplement thereto), any Prepricing Prospectus, any sales material or the sale of any of the Shares or having a material adverse effect on the Fund or the Investment Manager shall have been issued and no proceedings for such purpose or for the purpose of commencing an enforcement action against the Fund, the Investment Manager or, with respect to the transactions contemplated by the Prospectus (or any amendment or supplement thereto) and this Agreement, the Underwriters, may be pending before or, to the knowledge of the Fund, the Investment Manager or the Underwriters or in the reasonable view of counsel to the Underwriters, shall be threatened by the Commission or any court or other regulatory body, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official at or prior to the Closing Date and that any request for additional information on the part of the Commission or such court or other body (to be included in the Registration Statement, the Prospectus or otherwise) be complied with to the reasonable satisfaction of the Underwriters;

              (iv) neither the Fund nor the Investment Manager shall have sustained any material loss or interference with their respective businesses from any court or from legislative or other governmental action, order or decree or from any other occurrence not described in the Registration Statement and the Prospectus and any amendment or supplement to either of them;

              (v) there shall not have been any change in the capital stock of the Fund nor any material increase in the short-term or long-term debt of the Fund from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto);

              (vi) the Fund shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Fund, other than those reflected in or contemplated by the Registration Statement or the Prospectus (or any amendment or supplement to either of them); and

              (vii) to the knowledge of the Investment Manager, no order having any material adverse effect on the ability of the Investment Manager to fulfill its obligations under this Agreement or the Manager Agreements has been issued and no proceedings for any such purpose are pending before or reasonably believed to be threatened by the Commission or any regulatory body, whether foreign or domestic.

       (g) Neither the Fund nor the Investment Manager shall have failed at or prior to the Closing Date to have performed or complied in all material respects with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

       (h) You shall have received on the Closing Date a certificate, dated such date, of the chief executive officer and the chief financial officer of each of the Fund and the Investment Manager (or such other officers as are acceptable to you) certifying that:

              (i) the signers have carefully examined the Registration Statement, the Prospectus (and any amendments or supplements to either of them) and this Agreement;

              (ii) all the representations and warranties of the Fund (with respect to the certificate from such Fund officers) and the representations and warranties of the Investment Manager (with respect to the certificate from such officers of the Investment Manager) in the Agreement that are qualified by a materiality standard are true and correct, and all the representations and warranties of the Fund (with respect to the certificate from such Fund officers) and the representations and warranties of the

Investment Manager (with respect to the certificate from such officers of the Investment Manager) in the Agreement that are not so qualified shall be true and correct in all material respects, on and as of the date of the certificate as if made on such date;

              (iii) since the date of the Prospectus (and any amendment or supplement thereto), except as otherwise stated in the Prospectus (or any amendment or supplement thereto), there has not been any material adverse change (other than as a result of changes in market conditions generally or the market for fixed income or emerging markets securities generally) in the condition (financial or other), assets or results of operations of the Fund (with respect to the certificate from such Fund officers) or the Investment Manager (with respect to the certificate from such officers of the Investment Manager);

              (iv) to the knowledge of such officers after reasonable investigation, no order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus (or any amendment or supplement thereto), any Prepricing Prospectus, any sales material or the sale of any of the Shares or having a Material Adverse Effect on the Fund (with respect to the certificate from such Fund officers) or the Investment Manager (with respect to the certificate from such officers of the Investment Manager) has been issued and no proceedings for any such purpose or for the purpose of commencing an enforcement action against the Fund (with respect to the certificate from such Fund officers) or the Investment Manager (with respect to the certificate from such officers of the Investment Manager) are pending before or threatened by the Commission or any court or other regulatory body, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official and any request for additional information on the part of the Commission or such court or other body (to be included in the Registration Statement, the Prospectus or otherwise) have been complied with to the reasonable satisfaction of the Underwriters;

              (v) each of the Fund (with respect to the certificate from such Fund officers) and the Investment Manager (with respect to the certificate from such officers of the Investment Manager) has performed and complied in all material respects with all agreements that this Agreement requires it to perform by such Closing Date;

              (vi) none of the Fund (with respect to the certificate from such officers of the Fund) or the Investment Manager (with respect to the certificate from such officers of the Investment Manager) has sustained any material loss or interference with its business from any court or from legislative or other governmental action, order or decree or from any other occurrence not described in the Registration Statement and the Prospectus and any amendment or supplement to either of them;

              (vii) with respect to the certificate from such officers of the Fund, there has not been any change in the capital stock of the Fund nor any material increase in the debt of the Fund from that set forth or contemplated in the Prospectus (and any amendment or supplement thereto) and the Fund has not sustained any material liabilities or obligations, direct or contingent, other than those reflected in or contemplated by the Registration Statement or the Prospectus (or any amendment or supplement thereto); and

              (viii) with respect to the certificate from such officers of the Investment Manager, to the knowledge of such officers, no order having any Material Adverse Effect on the ability of the Investment Manager to fulfill its obligations under this Agreement or the Manager Agreements has been issued and no proceedings for any such purpose are pending before or reasonably believed to be threatened by the Commission or any regulatory body, whether foreign or domestic.

       (i) The Fund and the Investment Manager shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

              All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

              Any certificate or document signed by any officer of the Fund or the Investment Manager and delivered to you as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Fund or the Investment Manager to the Underwriters as to the statements made therein.

              The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to (i) the accuracy of and compliance with the representations and warranties of the Fund and the Investment Manager contained herein on and as of the Option Closing Date as though made on any Option Closing Date, (ii) satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 9 except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs 9(c), 9(d), 9(e), 9(h), 9(i) and this paragraph shall be dated the Option Closing Date in question and the opinions called for by paragraphs 9(c), 9(d), and 9(e) shall be revised to reflect the sale of Additional Shares and
(iii) the absence of circumstances on or prior to the Option Closing Date which would permit termination of this Agreement pursuant to Section 12 hereof if they existed on or prior to the Closing Date.

10. EXPENSES. The Fund agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder (to the extent that such costs and expenses do not, in the aggregate, exceed $0.04 per Share): (a) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus and each amendment or supplement to any of them (including, without limitation, the filing fees prescribed by the 1933 Act, the 1940 Act and the Rules and Regulations); (b) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the

Registration Statement, each Prepricing Prospectus, the Prospectus, any sales material and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the FShares; (c) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (d) the reproduction and delivery of this Agreement, any dealer agreements, the preliminary blue sky memorandum, if any, and all other agreements or documents reproduced and delivered in connection with the offering of the Shares; (e) the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to blue sky matters, not to exceed $3,000.00; (f) the transportation and other expenses incurred by or on behalf of Fund representatives in connection with presentations to prospective purchasers of the Shares; (g) the fees and expenses of the Fund's accountants and the fees and expenses of counsel (including local and special counsel) for the Fund; (h) the filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the NASD and incurred with respect to the review of the offering of the Shares by the NASD, which fees and expenses of counsel will not exceed $9,500.00; and (i) the registration of the shares under the 1934 Act and the listing of the Shares on the NYSE. The Investment Manager has agreed to pay (x) all of the Fund's organizational costs and (y) offering costs of the Fund (other than sales load) that exceed $0.04 per Share.

11.    EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective:

       (a)    upon the execution and delivery hereof by the parties hereto; or

       (b) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission.

              Until such time as this Agreement shall have become effective, it may be terminated by the Fund, by notifying the Underwriters, or by you, as Representatives of the several Underwriters, by notifying the Fund.

              If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Firm Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Fund for the purchase of such Firm Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Fund are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Fund or the Investment Manager. In any such case which does not result in termination of this Agreement, either you or the Fund shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Fund, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

              Any notice under this Section 11 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

12. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Fund or the Investment Manager by notice to the Fund or the Investment Manager if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (a) trading in the Shares shall have been suspended by the Commission on the NYSE or securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on the NYSE, (b) additional material governmental restrictions not in force on the date of this Agreement have been imposed upon trading in securities in general or a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities or (c) any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war, or other international or domestic calamity, crisis or change in political, financial or economic conditions, occurs, the effect of which on the financial markets is such as to make it, in your sole judgment, impracticable or inadvisable to commence or continue the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any supplement thereto) or to enforce contracts for the resale of the Shares by the Underwriters.

              Notice of such termination may be given to the Fund or the Investment Manager by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

13. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last sentence of the last paragraph of the cover page in the Prospectus, as well as, under the caption "Underwriting," the names of the underwriters and numbers of Shares listed opposite such names following the first paragraph, the first, third, fourth and last sentence of the third paragraph, the first sentence of the eleventh paragraph, the twelth paragraph, the seventeeth paragraph and the eighteenth paragraph constitute the only information furnished by or on behalf of the Underwriters through you or your counsel as such information is referred to herein, expressly for use in the Prospectus.

14. MISCELLANEOUS. Except as otherwise provided in Sections 5, 11 and 12 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered:

       (a)    if to the Fund, at the office of the Fund at:

                      Salomon Brothers Emerging Markets Debt Fund Inc. 125 Broad Street
                      New York, New York 10004
                      Attention: Christina Sydor

       (b) if to the Investment Manager, at the office of the Investment Manager at:

                      300 First Stamford Place
                      Stamford, Connecticut 06902
                      Attention: William Renahan

       (c)    or if to you as Representatives of the Underwriters, to:

                      Citigroup Global Markets Inc.
                      388 Greenwich Street
                      New York, New York 10013
                      Attention: Manager, Investment Banking Division.

       This Agreement has been and is made solely for the benefit of the Underwriters, the Fund, the Investment Manager, their directors, partners and officers, and the other controlling persons referred to in Section 8 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Underwriters of any of the Shares in his status as such purchaser.

15. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


       This Agreement may be signed in various counterparts, which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

Please confirm that the foregoing correctly sets forth the agreement among the Fund, the Investment Manager and the several Underwriters.

                                               Very truly yours,

                                               SALOMON BROTHERS EMERGING
                                               MARKETS DEBT FUND INC.

                                               By: ____________________________
                                                   Name:
                                                   Title:

                                               SALOMON BROTHERS ASSET
                                               MANAGEMENT INC

                                               By: ____________________________
                                                   Name:
                                                   Title:

Confirmed as of the date first above
mentioned on behalf of themselves
and the other several Underwriters
named in Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.

As Representatives of the Several Underwriters

By: CITIGROUP GLOBAL MARKETS INC.


By:___________________________
   Name:
   Title:

                                   SCHEDULE I

                Salomon Brothers Emerging Markets Debt Fund Inc.

Underwriter                                                     Number of Shares
-----------                                                     ----------------

Citigroup Global Markets Inc...............................................
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated .......................................................
Wachovia Capital Markets, LLC .............................................
Advest, Inc. ..............................................................
Wedbush Morgan Securities Inc.

TOTAL .....................................................................

                                                                      EXHIBIT A1

                               FORM OF OPINION OF
                                  FUND COUNSEL

                                      A1-1

                                                                      EXHIBIT A2

                      FORM OF NEGATIVE ASSURANCE LETTER OF
                                  FUND COUNSEL

                                      A2-1

                                                                       EXHIBIT B

                               FORM OF OPINION OF
                                PIPER RUDNICK LLP

                                                                       EXHIBIT C

                          FORM OF OPINION OF COUNSEL TO
                               INVESTMENT MANAGER

                                       C-1